UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2007

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2007, CKE Restaurants, Inc. (the "Company") entered into an amendment of its existing senior credit facility, increasing the aggregate amount that the Company is permitted to expend for stock repurchases and dividend payments by $130 million, and increasing the total amount available to the Company for revolving loans under the credit facility by $100 million to $250 million.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment No. 3 to Sixth Amended and Restated Credit Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 23, 2007, the Company issued a press release announcing the credit facility amendment described under Item 1.01 above, and also announcing that its Board of Directors has authorized an expansion of its stock repurchase program. The press release is attached as Exhibit 99.1 hereto.

This information, including Exhibit 99.1, shall be deemed to be "furnished" in accordance with SEC release numbers 33-8216 and 34-47583.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment No. 3 to Sixth Amended and Restated Credit Agreement, dated as of January 22, 2007, by and among CKE Restaurants, Inc., BNP Paribas, a bank organized under the laws of France acting through its Chicago branch, as agent, and the lenders party to the Sixth Amended and Restated Credit Agreement, dated as of June 2, 2004, by and among those parties.

99.1 Press release, dated January 23, 2007, issued by CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

January 24, 2007	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Sixth Amended and Restated Credit Agreement, dated as of January 22, 2007, by and among CKE Restaurants, Inc., BNP Paribas, a bank organized under the laws of France acting through its Chicago branch, as agent, and the lenders party to the Sixth Amended and Restated Credit Agreement, dated as of June 2, 2004, by and among those parties.
99.1	Press release, dated January 23, 2007, issued by CKE Restaurants, Inc.